Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 Nos. 333-29185 and 333-223149) of The Williams Companies, Inc.,

(2)	Registration Statement (Form S-8 No. 333-03957) pertaining to The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors,

(3)	Registration Statement (Form S-8 No. 333-85542) pertaining to The Williams Investment Plus Plan,

(4)	Registration Statement (Form S-8 No. 333-85546) pertaining to The Williams Companies, Inc. 2002 Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-142985) pertaining to The Williams Companies, Inc. 2007 Employee Stock Purchase Plan and The Williams Companies, Inc. 2007 Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-167123) pertaining to The Williams Companies, Inc. 2007 Incentive Plan, and

(7)	Registration Statement (Form S-8 No. 333-198050) pertaining to The Williams Companies, Inc. 2007 Incentive Plan and The Williams Companies, Inc. 2007 Employee Stock Purchase Plan;

of our reports dated February 24, 2020, with respect to the consolidated financial statements and schedule of The Williams Companies, Inc. and the effectiveness of internal control over financial reporting of The Williams Companies, Inc. included in this Annual Report (Form 10-K) of The Williams Companies, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Tulsa, Oklahoma
February 24, 2020